Exhibit 10.3

[FORM OF] STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (this “Agreement”) is made and entered into as of September 5, 2017 (the “Grant Date”) by and between BioLargo, Inc., a Delaware corporation (the “Company”), whose address is 14912 Chestnut Street, Westminster, CA 92683, and ______, an individual (“Optionee”). Capitalized terms used herein without definition shall have the meanings given to them in Appendix “A” attached hereto and incorporated herein by this reference).

RECITALS

A. Optionee has entered into an employment contract (“Employment Contract”) with the Company’s subsidiary based in Tennessee, BioLargo Engineering, Science & Technologies, LLC (the “Subsidiary”), pursuant to which the Company agreed to issue this option as a portion of compensation due to Optionee under such contract.

B. In addition to the Employment Contract, Optionee has been awarded a Class B Membership Interest in the Subsidiary, and pursuant to a profit sharing plan adopted by the Subsidiary, the Class B Members may be awarded certain “financial interests” in the Subsidiary, as that term is defined by Tennessee law.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Stock Option. The Company hereby grants to Optionee a Non-Qualified Stock Option (the “Option”) to purchase, upon and subject to the terms and conditions of this Agreement, all or any part of ____________ shares (the “Shares”) of Stock at a per share exercise price of $0.45 (the “Per Share Exercise Price”).

2. Vesting. No Shares are vested as of the date of this Option. The Shares may vest over a period of five years beginning September 2018, at which time up to 20% of the Shares may vest (and 20% each September thereafter). The vesting of Shares is hereby delegated to the committee established by the Subsidiary’s profit sharing plan, a copy of which is attached hereto as Exhibit A, in accordance the terms thereof. The committee shall notify Optionee and the Company of the percent of shares that have vested within 30 days of such decision.

3. Manner of Exercise and Payment.

3.1     Optionee shall exercise the Option by giving (a) written notice of such exercise to the Company, specifying the number of shares of Stock with respect to which such Option is being exercised, together with (b) payment of the full purchase price for such shares, by wire transfer to a Company account designated by the Company or by unendorsed certified or cashier’s check, equal to the number of shares to be purchased multiplied by the Per Share Exercise Price.

3.2     Cashless Exercise. In lieu of exercising this Option by payment in cash or check, Optionee may elect to pay the Per Share Exercise Price by reducing the number of Shares issuable upon exercise of this Option in accordance with the following formula:

X =	Y(A-B)
A

Where:       X     =     the number of Shares to be issued to the Optionee.

Y     =     the number of Shares requested to be exercised under this Option.

A     =     the Fair Market Value of one (1) Share of Common Stock as of the date such Option is exercised.

B     =     the Per Share Exercise Price.

3.1. Effective Date of Exercise. The date upon which such written notice is given and payment of the full purchase price is received by the Company shall be the exercise date for the Option; in the event of a cashless exercise, the date upon which such written notice is given shall be the exercise date for the Option. From such exercise date, Optionee shall be entitled to the issuance of a stock certificate evidencing Optionee’s ownership of the shares of Stock acquired pursuant to such exercise (but subject to Section 8 hereof). Optionee shall not have any of the rights or privileges of a stockholder of the Company (including, without limitation, rights to distributions, voting rights, inspection rights, dissenter’s rights, rights to bring a derivative action, or other rights of a shareholder under applicable corporate law) in respect of any shares of Stock issuable upon exercise of such Option until and only to the extent such Option is exercised and certificates representing such shares shall have been issued and delivered.

3.2. No Fractional Shares. No installment of such Stock Option shall be exercisable except with respect to whole shares.

4. Termination.

4.1. In General. The Option granted under Section 1 hereof, to the extent unexercised, shall terminate at the close of business on the tenth (10th) anniversary of the Grant Date.

4.2. Change of Control. Notwithstanding the provisions Section 2 above, any portion of the Option which has not yet vested shall be immediately vested in the event of, and prior to, a Change of Control. If, in connection with the Change of Control, this Option is not assumed, or if a substitute Option is not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the Option prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Optionee as of the date of the Change of Control, including but not limited to the right of the Optionee to receive shares upon exercise of the Option that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of an Option that is outstanding as of the date of the Change of Control shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control (but not beyond the Option’s expiration date), to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the greater of the Fair Market Value of the Shares determined on the Change of Control date or the Fair Market Value of the Shares on the date of surrender covered by the Option (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such Shares under the Award. If the Board (or the Committee) so determines prior to the Change of Control, any such Option that is not exercised or surrendered prior to the end of such 30-day period will be cancelled.

5. Non-Transferability. Neither Optionee nor any successor or assignee thereof shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the Option granted under Section 1 hereof, other than by will or by the laws of descent and distribution, and such Option shall be exercisable during Optionee’s lifetime only by Optionee; nor shall all or any part of such Option be subject to seizure by any creditor of any such person, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of the bankruptcy or insolvency of Optionee or any successor or assignee thereof. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Company shall thereupon have no further liability hereunder.

6. Compliance With Securities and Tax Laws. No shares of Stock shall be issued pursuant to the exercise of the Option except in compliance with all applicable federal and state securities and tax laws and regulations and in compliance with rules of stock exchanges on which the Stock may be listed. In furtherance of the foregoing and not in order to limit the generality of the foregoing in any way:

6.1. Representation. The Company, as a condition to the issuance of such shares, may require the person exercising Option to represent and warrant at the time of such exercise that any shares of Stock acquired upon exercise are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under any applicable law, regulation or rule of any governmental agency.

6.2. Notice of Sale. The person acquiring such shares shall give the Company notice of any sale or other disposition of any such shares not less than ten (10) days after such sale or other disposition.

6.3. Withholding. Optionee acknowledges and agrees that the Company, in order to fulfill its withholding obligations under any federal, state or local tax law upon exercise of the Stock Option, may (a) withhold such sums from other compensation due Optionee, (b) require Optionee to pay to the Company such amounts as a condition to the delivery of shares pursuant to such exercise, or (c) sell shares that would otherwise be delivered to Optionee upon exercise of the Option in order to raise cash in the necessary amount.

7. Miscellaneous.

7.1. Complete Agreement. This Agreement, and any appendices, schedules, exhibits or documents referred to herein or executed contemporaneously herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior written, and all prior and contemporaneous oral, agreements, representations, warranties, statements, promises and understandings with respect to the subject matter hereof; whether express or implied. All schedules, appendices and exhibits attached hereto are hereby incorporated in and made a part of this Agreement as if fully set forth herein.

7.2. Payments Subject to Creditors. Payments to Optionee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company; and no person, other than the Company, shall have, by virtue of the grant of the Option hereunder, any interest in such assets. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof; such right shall be no greater than the right of any unsecured general creditor of the Company.

7.3. No Contract of Employment. It is expressly understood by the parties hereto that this Agreement are not intended to be an employment contract. Nothing contained in this Agreement and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, (a) a trust of any kind, or a fiduciary relationship between the Company and Optionee; or (b) a contract of employment for any term of years, or a right of Optionee to continue in the employ of the Company in any capacity.

7.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Optionee and Optionee’s successors, assigns, heirs, executors, administrators and beneficiaries. Nothing in this Section 9.4 shall be deemed to modify or waive in any manner whatsoever such prohibitions on transfer or assignment of Optionee’s rights hereunder as are contained elsewhere in this Agreement.

7.5. Amendment. Except as provided herein, this Agreement may not be amended, altered, modified or terminated except by a written instrument signed by the parties hereto, or their respective successors or assigns.

7.6. Notice. Whenever this Agreement requires that notice be given by or to the Company or Optionee, such notice shall be given to the Company at the address first set forth above (or to such other address as the Company may communicate to Optionee under this Section 7.6) and to Optionee at such address as is set forth on the books and records of the Company for the mailing of any documents with respect to Optionee as follows: (a) by personal delivery, in which case notice shall be deemed to have been given on the date of delivery; (b) by certified United States mail, in which case notice shall be deemed to have been given two (2) days after deposit of such notice with the United States Postal Service; or (c) by DHL, Federal Express, United Parcel Service, or similar internationally-recognized overnight delivery service, in which case notice shall be deemed to have been given one (I) day after deposit of such notice or instrument with such service.

7.7. Governing Law, Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect of this Agreement, shall be a court sitting in the County of Orange, or the Federal District Court for the Central District of California sitting in the County of Orange, in the State of California, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

7.8. Headings. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or interpret the scope of this Agreement or of any particular section hereof.

7.9. Waivers Strictly Construed. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

7.10. Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

7.11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BIOLARGO, INC.

/s/DENNIS P CALVERT

By:__________________ ________________

Dennis P. Calvert, President

Optionee:

By:__________________________________

ATTACHMENT “A”

DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings ascribed to them:

(a) “Award” means a grant of Options under this Agreement.

(b) “Change of Control” means the occurrence of any one of the following events:

(i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by Persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) a change in the composition of the Board, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (A) had been directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv) any transaction as a result of which any Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this paragraph (iv), the term “Person” shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c) “Fair Market Value” means, per Share on a particular date, (i)  the last reported sales price on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Stock is not listed or admitted to trading on any national securities exchange, the last reported sales price on the date in question in the over-the-counter market, as reported by the OTC Markets, or such other system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iv) if on any such date the Stock is not quoted by any such organization, the last sales price on the date in question as furnished by a professional market making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Board (or the Committee); provided, however, that if the Fair Market Value as determined in accordance with the foregoing shall be different from such value as determined by Statement of Financial Accounting Standards No. 123R (or any successor or amended Statement adopted by the Financial Accounting Standards Board or its successor), then the Fair Market Value shall be determined according to the latter method.

(d) “Person” or “Persons” has the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and used in Sections 14(d) and 15(d) thereof.

(e) “Share” or “Shares” means a share or shares, as the case may be, of Stock.

(f) “Stock” means the common stock of the Company

(g) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.

ATTACHMENT “B”

BIOLARGO ENGINEERING, SCIENCE & TECHNOLOGIES, LLC

2017 PROFIT SHARING PLAN

1.	PURPOSE

The BioLargo Engineering, Science & Technologies, LLC 2017 Profit Sharing Plan (the “Plan”) is intended to provide incentives to key executives and employees of the Company, especially the seven founding employees, to encourage them to acquire an ownership interest in the company and remain in the service of the company, and to attract new professionals and employees with outstanding qualifications.

The Plan provides a mechanism by which employees can collectively earn up to 30% of the total ownership in BioLargo Engineering, Science & Technologies, LLC (the “Company”) over a period of five years in the discretion of the three-member Compensation Committee, which initially shall include Randall Moore (Company President), Dennis Calvert (BioLargo’s President), and Charles K. Dargan II (BioLargo’s Chief Financial Officer). The Compensation Committee will be guided by the Performance Criteria, defined below, in evaluating whether ownership and profit interests are warranted.

2.	DEFINITIONS

Unless otherwise defined herein or the context otherwise requires, the capitalized terms used herein shall have the following meanings:

(a)      “Award” means a grant of a Class B Membership Interest or a Financial Right.

(b)     “Award Agreement” means a written agreement, contract, or other instrument or document evidencing the grant of an Award in such form as the Committee determines.

(c)     “Board” shall mean the Board of Directors of the Company.

(d)     “Class A Members” means those who hold Class A membership interests in the Company. As of the inception of the Plan, the only Class A Member is BioLargo, Inc.

(e)     “Class B Members” means those who hold Class B membership interests in the Company.

(f)     “Class B Membership Interest” means an interest in the Company as a Class B Member.

(g)     “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)     “Committee” shall mean the Compensation Committee of the Board, appointed in accordance with Section 4 of the Plan.

(i)      “Company” shall mean BIOLARGO ENGINEERING, SCIENCE & TECHNOLOGIES, LLC, a Tennessee limited liability company.

(j)      “Director” shall mean a member of the Board of the Company.

(k)     “Employee” shall mean an individual who is employed by the Company.

(l)      “Financial Rights” are rights to share in the Company’s profits, losses and distributions, as set forth in Tennessee Code Sections 48-249-102(11). Financial Rights for all members of the Company are defined in and governed by the Operating Agreement.

(m)    “Founding Employees” shall mean the seven individuals employed by the Company at its founding (subject to varying agreement and work-start dates).

(n)     “Operating Agreement” shall mean the operating agreement dated September 1, 2017, defining the terms and conditions of the operations and ownership of the Company, including the Financial Rights of all members.

(o)     “Participant” means an individual selected by the Committee to receive an Award.

(p)     “Plan” shall mean this BIOLARGO ENGINEERING, SCIENCE & TECHNOLOGIES, LLC 2017 PROFIT SHARING PLAN, as it may be amended from time to time.

3.	EFFECTIVE DATE

The Plan was adopted by the Board effective September 1, 2017.

4.	ADMINISTRATION

(a)     The Plan shall be administered, in the discretion of the Board from time to time, by the Compensation Committee, which shall be appointed by the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. Two members of the Committee shall be appointed by the Class A Members, and those persons shall be Dennis Calvert and Charles K. Dargan II. One member of the Committee shall be appointed to the Committee by the Class B Members, and that person shall initially be Randall Moore. The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Committee, shall be the valid acts of the Committee.

(b)     The Committee shall from time to time at its discretion select the individuals to whom Awards are granted pursuant to the Plan. No Committee member shall be liable for any action or determination of the Committee made in good faith with respect to the Plan, an Award, or other right granted hereunder.

(c)     Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member’s own behalf.

5.	PARTICIPATION

Participants shall be such persons as the Committee may select for Awards from among the employees of the Company.

6.	TYPES OF AWARDS.

Subject to the terms of this Plan, the Committee may grant an Award to any Participant it selects, individually or in combination, and including (i) a Class B Membership Interest in the Company, or (ii) Financial Rights in the Company. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award. An Award of Financial Rights in the Company shall be coupled with an existing or newly awarded Class B membership interest in the Company.

Awards granted under the Plan shall be evidenced by an Award Agreement except to the extent the Committee provides otherwise.

Awards shall be subject to the terms and conditions of the Operating Agreement.

7.	AWARDS OF CLASS B MEMBERSHIP INTERESTS

Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of a Class B Membership Interest, with all the rights of such members as set forth in the Operating Agreement, including the number of shares of such interest to be awarded to the Participant. As of the inception of the Plan, Class B Members do not have Financial Rights in the Company.

Initially, the Committee shall award a total of 3,000 shares of Class B membership interests to the Founding Employees.

Awards of Class B Membership Interests shall be subject to, and conditional upon, the Participant’s acceptance and execution of the Operating Agreement, and are subject to the Company’s repurchase upon termination of the Participant’s employment.

8.	PROFIT (FINANCIAL) INTERESTS IN THE COMPANY

The Committee may award Financial Rights to the Class B Members as a class in accordance with the provisions in this Section. Financial Rights include a share of profits, losses and distributions. Cash distributions are made to both Class A and Class B Members at the same time, in accordance with the Operating Agreement, and at the discretion of the Company’s Board. Distributions may be made quarterly, annually, or at such other time as the Board may determine, and shall take into consideration the cash needs of the Company.

At the inception of the Plan, Class B Members have no Financial Rights, meaning, no rights to share in profits, losses, or distributions. At inception of the Plan, the Class A Member has 100% of the Financial Rights.

Within thirty days of September 1, 2018, the Committee shall meet to consider an award of Financial Rights to the Class B Members. The total potential Financial Right to be considered in September 2018 shall be the right to share in up to five percent (5%) of the Company’s future profits, losses and distributions. In making its determination of whether to award zero percent, five percent, or some number in between, the Committee shall consider the below described Performance Criteria. The Committee’s decision is final and is applicable to the Class B Members as a class, and not to any individual Class B Member.

In subsequent years, the Committee shall meet within 30 days of September 1st. The meetings in 2019, 2020, and 2021 shall consider additional Financial Rights to share in up to five percent of future profits, losses and distributions. The meeting in 2022 shall consider the award of an additional Financial Right of up to ten percent in future profits, losses and distributions. Cumulatively, the Committee may consider awarding profit interests to the Class B Members over the five years of up to 30 percent, such that the Class A Member, BioLargo, would have a 70 percent profit interest.

Awards of Financial Rights to the Class B Members shall be effective immediately on award. Any profits, losses, or distributions made subsequent to the award shall be made as if the award was retroactive to the first of year in which the award was made. Awards of Financial Rights shall not alter or effect cash distributions made prior to the date of the Award.

9.	PERFORMANCE CRITERIA

The Committee shall determine Awards of Financial Rights by assessing the Company’s overall performance against the following target benchmarks, which shall serve to guide the Committee. The completion of all benchmarks is not required to award the full profit sharing interest under consideration:

(i)     Total gross revenues, from all sources: [confidential portion omitted and filed separately with the Securities and Exchange Commission].

(ii)     Positive cash flow by March 31, 2018. In determining whether cash flow is positive or negative, amounts paid to the Company by BioLargo, Inc., or any affiliate of BioLargo, for services or otherwise, shall not be considered.

(iii)     Collection of receivables: for the second through the fifth year, 90% of outstanding accounts receivable are less than 90 days old.

(iv)     Profit: 10% (1st year); 13% (2nd year); 15% (3rd year); 18% (4th year); and, 18% (5th year). Profit shall mean EBITDA (earnings before interest, taxes, depreciation and amortization), and shall not consider employee bonuses.

(v)     The scale-up and commercialization of the AOS water technologies: [Milestones TBD].

(vi)     Engage for contracted services from employees of BioLargo Canada, and bill for those services to third party customers to generate revenue – target is 10% (1st – 5th year).

(vii)     Retention of clients: Less than ten (10) lost (1st – 5th year).

10.	VESTING OF BIOLARGO INC STOCK OPTIONS.

Each of the Founding Employees received an option to purchase shares of BioLargo, Inc. common stock. The shares vest over five annual periods beginning September 2018, in increments of up to 20 percent annually. The percent of shares that vests each period shall equate to the Committee’s decision to award Financial Rights to the Class B Members set forth in Section 8 above. Should the Committee award five out of a possible five percent, all shares subject to vesting shall vest. Should the Committee award four out of a possible five percent, 4/5 of the shares subject to vesting shall vest (and 3 of 5 percent, 3/5 shares shall vest, etc). For example, should the Committee award 4 of 5 percent Financial Rights to the Class B Members in September 2018, for an employee that had 50,000 shares subject to vesting at that time (e.g., an option to purchase 250,000 shares), 40,000 shares (4/5ths) would vest.

11.	TERM OF PLAN

The Plan shall continue indefinitely.

12.	AMENDMENT OF THE PLAN

The Board may from time to time, with respect to any membership shares, suspend or discontinue the Plan or revise or amend it in any respect whatsoever.

13.	NO RETENTION OF RIGHTS

Nothing in the Plan, and nothing by virtue of an Award, shall confer upon the Recipient any right to continue in service with the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Recipient, which rights are hereby expressly reserved by each, to terminate his or her service with the Company at any time and for any reason, with or without cause.

14.	EXECUTION

To record the adoption of the Plan by the Board on September 1, 2017, the Company has caused an authorized officer to affix the corporate name hereto.

BIOLARGO ENGINEERING SCIENCE & TECHNOLOGIES, LLC

By:
Name: Randall Moore
Title: CEO and President

ATTACHMENT “C”

NOTICE OF EXERCISE – BIOLARGO STOCK OPTION

TO:     BIOLARGO, INC.

(1) The undersigned hereby elects to purchase _____________ common shares of the BioLargo, Inc. (“Company” pursuant to the terms of the stock option agreement dated , instrument number , and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Unless said Shares will be delivered electronically via DWAC, please issue the Shares in the name of the undersigned or in such other name as is specified below in “book entry” form at the Company’s transfer agent.

If the Warrant Shares will be delivered electronically via DWAC, please issue them to the following account:

Name of DTC Participant (broker-dealer at which the account of Holder to be credited with the Warrant Shares is maintained): _______________________________________

DTC Participant Number: _______________________________________

Name of Account at DTC Participant to be credited with the Shares: _____________________________________________________________________________________________________

Account Number at DTC Participant to be credited with the Shares: _______________________________

Holder name:

Signature: _____________________________

Date signed: ___________________